UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
3.95% Global Notes due 2030	BAX 30	New York Stock Exchange
1.73% Global Notes due 2031	BAX 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2021, Hill-Rom Holdings, Inc., an Indiana corporation (“Hillrom”), Baxter International Inc., a Delaware corporation (the “Company”), and a newly formed merger subsidiary of the Company created as an Indiana corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into Hillrom (the “Merger”), with Hillrom surviving the Merger as a wholly owned subsidiary of the Company. At the time the Merger becomes effective (the “Effective Time”), each share of common stock, no par value, of Hillrom (“Hillrom Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive cash in the amount of $156.00 per share (the “Merger Consideration”).

The Board of Directors of Hillrom (the “Hillrom Board”) has unanimously adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement, including the Merger, and has determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Hillrom and the holders of Hillrom Common Stock. The closing of the Merger is subject to the approval of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Hillrom Common Stock entitled to vote (the “Hillrom Shareholder Approval”).

The Board of Directors of the Company has unanimously (a) approved the Merger Agreement and declared advisable the transactions contemplated thereby and (b) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company. The Board of Directors of Merger Sub has also unanimously (a) adopted the Merger Agreement and declared advisable the transactions contemplated thereby, (b) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Merger Sub and the Company (as Merger Sub’s sole shareholder), and (c) resolved to recommend that the Company (as Merger Sub’s sole shareholder) approve the Merger Agreement.

The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the receipt of other specified regulatory approvals; the absence of any newly enacted law or order prohibiting the Merger; the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to a material adverse effect qualification); compliance in all material respects with the covenants and agreements in the Merger Agreement; the required regulatory approvals having been obtained without conditions that impose a Burdensome Condition (as defined below); and absence of a Material Adverse Effect (as defined in the Merger Agreement) on the Company since the date of the Merger Agreement.

The Merger Agreement provides that the Company and Hillrom are required to use reasonable best efforts to obtain antitrust and other required regulatory approvals in order to consummate the transactions contemplated by the Merger Agreement, which may include, among other things, (i) agreeing to divestitures, (ii) modifying contractual or commercial relationships and (iii) taking other actions that may change the conduct of the Company’s or Hillrom’s business; however, the Company is not required to take any action that would reasonably be expected to have a material adverse effect on Hillrom and its subsidiaries (taken as a whole), or on the Company and its subsidiaries (including Hillrom and its subsidiaries) (taken as a whole) (assuming for purposes of such analysis that the Company and its subsidiaries were the same size as Hillrom and its subsidiaries) (a “Burdensome Condition”).

Hillrom has made customary representations, warranties and covenants in the Merger Agreement, including, among others, and subject to certain exceptions, covenants (a) to use reasonable best efforts to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (b) not to engage in specified types of actions during this period, (c) to convene and hold a meeting of its shareholders for the purpose of obtaining the Hillrom Shareholder Approval and (d) not to solicit or negotiate alternative proposals or modify in a manner adverse to the Company or Merger Sub the recommendation of the Hillrom Board that Hillrom’s shareholders approve the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights, including that either party may terminate the Merger Agreement if, subject to certain limitations, the Merger has not closed by June 1, 2022 (subject to an automatic extension to September 1, 2022 and an additional automatic extension to December 1, 2022, if on each such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived) (the “Outside Date”). Additionally, Hillrom may terminate the Merger Agreement under specified circumstances to accept an unsolicited Superior Proposal (as defined in the Merger Agreement) from a third party and the Company may terminate the Merger Agreement if, before the Hillrom Shareholder Approval has been obtained, the Hillrom Board changes its recommendation that Hillrom’s shareholders approve the adoption of the Merger Agreement.

The Merger Agreement provides that, upon termination of the Merger Agreement by Hillrom or the Company under specified circumstances (including termination by Hillrom to accept a Superior Proposal), a termination fee of $367 million will be payable by Hillrom to the Company.

The Merger Agreement also provides that a reverse termination fee of $420 million will be payable by the Company to Hillrom if the Merger Agreement is terminated by Hillrom or the Company under certain specified circumstances (including, subject to certain limitations set forth in the Merger Agreement, (i) as a result of a newly enacted law or order prohibiting the Merger, or (ii) as a result of failing to obtain the required regulatory approvals by the Outside Date).

The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific date therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company filed or will file with the Securities and Exchange Commission (“SEC”).

Item 7.01	Regulation FD Disclosure.

On September 2, 2021, the Company and Hillrom issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On September 2, 2021, representatives of the Company and Hillrom will present information about the proposed transaction to various investors of the Company. The presentation will include the slides attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01, including the exhibits referenced herein and attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Bridge Facility Commitment Letter

In connection with the Merger, on September 1, 2021, the Company entered into a bridge facility commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JP Morgan”) and Citigroup Global Markets Inc. (“Citi”) pursuant to which JP Morgan and Citi have committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $11.4 billion for the purpose of funding the consideration for the Merger, refinancing certain indebtedness of Hillrom, and paying fees and expenses related to the foregoing. The Company currently expects to replace the bridge facility prior to the closing of the Merger with permanent financing, which may include the issuance of debt securities and a term loan facility.

The commitments under the Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the bridge facility in accordance with the terms set forth in the Commitment Letter.

Cautionary Language Concerning Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, each as amended, concerning the Company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline, including results of clinical trials and planned product launches, and financial outlook for 2021-2024 for the standalone Company and the combined companies.

Forward-looking statements provide current expectations of future events and include any statements that do not directly relate to any historical or current fact.

Actual results could differ materially from those discussed in the forward-looking statements, as a result of factors, risks and uncertainties, not under the Company’s control, including, but not limited to: (i) conditions to the consummation of the Hillrom acquisition, including Hillrom’s shareholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) successful integration of Hillrom with the Company and the realization of anticipated benefits of the acquisition (including anticipated synergies and net leverage targets) within the expected timeframes or at all; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the Hillrom acquisition; (iv) potential adverse reactions to the Hillrom acquisition by the Company or Hillrom’s strategic partners; (v) the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the Company and its customers and suppliers, including foreign governments in countries in which the Company operates; (vi) the demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); (vii) product development risks (including any delays in required regulatory approvals); (viii) product quality or patient safety concerns; (ix) the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; (x) accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier and PerClot Polysaccharide Hemostatic System and specified rights to Caelyx/Doxil in territories outside the U.S., and Transderm Scop); (xi) loss of key employees or inability to identify and recruit new employees; (xii) breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; (xiii) future actions of national and foreign regulatory and governmental authorities, including Food and Drug Administration, the Department of Justice, the Federal Trade Commission, the Securities and Exchange Commission, the New York Attorney General and the Environmental Protection Agency, including the continued delay in lifting the warning letter at the Company’s Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; (xiv) uncertainties regarding actual or potential legal proceedings, including the opioid litigation, ethylene oxide litigation and litigation related to the Company’s internal investigation of foreign exchange gains and losses; (xv) increasing regulatory focus on privacy and security issues; failures with respect to compliance programs; (xvi) U.S. healthcare reform and other global austerity measures; (xvii) pricing, reimbursement, taxation and rebate policies of government agencies and private payers; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement; (xviii) the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; (xix) global, trade and tax policies; (xx) any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; (xxi) actions taken by tax authorities in connection with ongoing tax audits; (xxii) fluctuations in foreign exchange and interest rates; (xxiii) and other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other filings with the SEC, which are available on the Company’s website and at http://www.sec.gov. The Company is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

No Solicitation

The Company, its directors and executive officers are not soliciting proxies from the shareholders of Hillrom in connection with the proposed acquisition and are not participants in the solicitation of proxies by Hillrom. The Company is making this communication for informational purposes only and does not intend to file any communication relating to the proposed acquisition on a proxy statement on Schedule 14A with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 1, 2021, by and among Hill-Rom Holdings, Inc., Baxter International Inc., and Bel Air Subsidiary, Inc.

99.1	Press Release, dated September 2, 2021, jointly issued by Baxter International Inc. and Hill-Rom Holdings, Inc.

99.2	Investor Presentation, delivered September 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2021

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. Bradford
Name:	Ellen K. Bradford
Title:	Senior Vice President and Corporate Secretary